UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2016

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	02-23322	93-1034484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1100 NW Wall Street
Bend, Oregon 97703
(Address of principal executive offices)
(Zip Code)

(877) 617-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ x ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Merger Agreement
On November 17, 2016, Cascade Bancorp (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Interstate BancSystem, Inc.(“FIBK”). Subject to the terms and conditions of the Merger Agreement, which have been unanimously approved by the boards of directors of the Company and FIBK, the Company will merge with and into FIBK (the “Merger”), with FIBK being the surviving corporation. Immediately following the consummation of the Merger, Bank of the Cascades, a wholly owned subsidiary of the Company, will merge with and into First Interstate Bank, a wholly owned subsidiary of FIBK, with First Interstate Bank being the surviving bank.
Under the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock (except for the Cancelled Shares (as defined in the Merger Agreement)) will be converted into the right to receive (i) 0.14864 shares of FIBK’s Class A common stock and (ii) $1.91 in cash, without interest, with any fractional shares paid in cash (the “Merger Consideration”). Based on the closing price of $38.30 for FIBK Class A common stock on November 16, 2016, the Merger Consideration would have an implied aggregate value of approximately $589 million.
At the Effective Time, (i) each outstanding Company stock option will be cancelled, and the holder will be entitled to receive a cash payment calculated in accordance with the terms of the Merger Agreement; (ii) each award of Company restricted stock subject to vesting or lapse restrictions under a Company equity incentive plan will be cancelled and converted automatically into the right to receive the Merger Consideration; and (iii) each award of Company restricted stock units will be cancelled, and the holder will be entitled to receive a cash payment in accordance with the terms of the Merger Agreement.
Under the Merger Agreement, two current members of the Company’s board of directors will be appointed to the board of directors of FIBK effective at or immediately following the Effective Time. The officers of FIBK at the Effective Time will be the officers of the surviving corporation.
In connection with the Merger, FIBK will amend and restate its Articles of Incorporation (the “Amended and Restated Articles of Incorporation”), to become effective at the Effective Time, to provide that the holders of its Class A common stock and Class B common stock will receive the same consideration in certain mergers and other transactions unless the merger or other transaction is approved by holders of seventy percent (70%) of FIBK’s Class A common stock, voting as a separate class.

The Merger Agreement contains representations and warranties customary for transactions of this type. Completion of the Merger is subject to certain conditions, including, among others, the (i) approval of the Merger Agreement by the Company’s stockholders, (ii) approval by FIBK’s shareholders of the Merger Agreement, the issuance of FIBK Class A common stock to the Company’s stockholders pursuant to the Merger Agreement and the Amended and Restated Articles of Incorporation, (iii) listing on NASDAQ of the shares of FIBK Class A common stock to be issued in the Merger, (iv) receipt of all governmental and regulatory consents and approvals required to consummate the Merger, the failure of which to be obtained would reasonably be expected to have a material adverse effect on the surviving corporation, (v) U.S. Securities and Exchange Commission (the “SEC”) having declared effective under the Securities Act of 1933, as amended, FIBK’s registration statement covering the issuance of shares of FIBK Class A common stock in the Merger and (vi) absence of any injunction, order or legal restraint prohibiting the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct to the extent provided in the Merger Agreement and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement contains certain termination rights, including (i) by the Company or FIBK if the Merger is not consummated on or before November 17, 2017, subject to a six-month extension under certain circumstances, (ii) by the Company or FIBK if the requisite approvals of the stockholders of FIBK or the Company are not obtained or (iii) by the Company prior to obtaining Company stockholder approval in order to enter into a superior proposal, provided that the Company has otherwise complied with the Merger Agreement. Either the Company or FIBK may be required to pay a termination fee of $22,097,579 in the event the Merger Agreement is terminated under certain circumstances.

The Merger is expected to close in mid-2017.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other financial information about the Company, FIBK or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; are solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, FIBK or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting Agreements

On November 17, 2016, concurrently with the execution of the Merger Agreement, the Company entered into voting agreements (the “FIBK Voting Agreements”) with certain shareholders of FIBK, solely in their capacity as holders of Class A and Class B common stock of FIBK and not in any other capacity (the “FIBK Stockholders”), pursuant to which, among other things, the FIBK Stockholders agreed (i) to vote their shares of FIBK common stock in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, the issuance of the FIBK Class A common stock in the Merger and the Amended and Restated Articles of Incorporation and (ii) without the prior written consent of the Company, not to transfer any of their shares of FIBK common stock except for certain limited purposes described in the FIBK Voting Agreements. The FIBK Voting Agreements will terminate automatically in the event that the Merger Agreement is terminated for any reason in accordance with its terms.

In addition, on November 17, 2016, concurrently with the execution of the Merger Agreement, the directors and certain stockholders of the Company entered into voting agreements with FIBK (the “Company Voting Agreements”), solely in their capacity as holders of common stock of the Company and not in any other capacity (the “Company Stockholders”), pursuant to which, among other things, the Company Stockholders agreed (i) to vote their shares of common stock in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement and (ii) without the prior written consent of FIBK, not to transfer any of their shares of common stock except for certain limited purposes described in the Company Voting Agreements. The Company Voting Agreements will terminate automatically in the event that the Merger Agreement is terminated for any reason in accordance with its terms.

The foregoing descriptions of the FIBK Voting Agreement and Company Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the FIBK Voting Agreement and Company Voting Agreement, forms of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2016, the Company’s board of directors (the “Board”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective immediately.
New Section 8 of Article VIII of the Bylaws provides that, with respect to any action arising after the effective date of the Amended and Restated Bylaws, unless the Company consents in writing to the selection of an alternative forum, the Deschutes County Circuit Court or any federal district court in the District of Oregon will be the sole and exclusive forum for the adjudication of (i) any derivative actions; (ii) actions for breach of fiduciary duties owed by directors, officers and employees of the Company; (iii) actions arising under any provision of the Oregon Business Corporation Act, the Company’s Articles of Incorporation or the Bylaws; and (iv) actions governed by the internal affairs doctrine.

New Section 9 of Article VIII of the Bylaws provides that the provisions of the Oregon Control Share Act (ORS 60.801 to 60.816) shall not be applicable to acquisitions of the Company’s voting shares.
The above description of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01    Regulation FD Disclosure.

On November 17, 2016, the Company and FIBK issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

In addition, FIBK and the Company intend to conduct a joint conference call and webcast beginning at 10:00 a.m. Mountain Time on Friday, November 18, 2016. A copy of the slide presentation that will be made available in connection with the such conference call and webcast is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements regarding the proposed transaction between the Company and FIBK, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of the Company and FIBK. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of the Company, FIBK and the combined corporation, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” “indicates” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of the stockholders of the Company and FIBK, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating the Company and FIBK and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the Merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the Merger may not be obtained on the Merger’s proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the U.S. economy in general, and of the local economies in which the surviving corporation will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined corporation’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the surviving corporation’s business and operating results. For a more complete list and description of such risks and uncertainties, refer to the Company’s Form 10-K for the year ended December 31, 2015, as amended, FIBK’s Form 10-K for the year ended December 31, 2015, as amended, as well as other filings made by the Company and FIBK with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, the Company disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Additional Information and Where to Find It

The information in this Current Report on Form 8-K, including the exhibits incorporated herein by reference, does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed Merger between FIBK and the Company, FIBK will file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement of FIBK and the Company that also constitutes a prospectus. FIBK and the Company will deliver the joint proxy statement/prospectus to their respective stockholders. FIBK and the Company urge investors and security holders to read the joint proxy statement/prospectus regarding the proposed Merger when it becomes available, as well as other documents filed with the SEC because they will contain important information about the proposed Merger. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from: (i) the Company’s website (www.botc.com) under the heading “About Us” and then under the heading “Investor Relations” and then under the heading “Investor Information” and then under the tab “SEC Filings;” (ii) the Company upon written request to Cascade Bancorp, Attn: Investor Relations, 1100 North West Wall Street, P.O. Box 369, Bend, Oregon 97701; or (iii) FIBK’s website (www.fibk.com).

Participants in Solicitation

The Company, FIBK and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information concerning the Company’s participants is set forth in the definitive proxy statement, dated April 13, 2016, for the Company’s 2016 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning FIBK’s participants is set forth in the definitive proxy statement, dated April 4, 2016, for FIBK’s 2016 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information about the Company’s directors and executive officers and FIBK’s directors and executive officers can also be found in the above-referenced Registration Statement on Form S-4 when it becomes available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You can obtain free copies of these documents from FIBK and the Company using the contact information above.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description

Exhibit 2.1
Agreement and Plan of Merger by and between First Interstate BancSystem, Inc. and Cascade Bancorp, dated as of November 17, 2016 (schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Cascade Bancorp agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request).

Exhibit 3.1    Amended and Restated Bylaws of Cascade Bancorp.

Exhibit 10.1    Form of Company Voting Agreement.

Exhibit 10.2    Form of FIBK Voting Agreement.

Exhibit 99.1	Joint press release of First Interstate BancSystem, Inc. and Cascade Bancorp, dated November 17, 2016.

Exhibit 99.2	First Interstate BancSystem, Inc. Presentation dated November 17, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASCADE BANCORP

By:    /s/ Terry E. Zink
Terry E. Zink
President & Chief Executive Officer

Date:    November 17, 2016